                                                                     EXHIBIT 5.1

                            Rogers & Whitley, L.L.P.
                        816 Congress Avenue, Suite 1100
                              Austin, Texas 78701
                                January 9, 2002

Texas Regional Bancshares, Inc.
3900 North 10th Street, 11th Floor
McAllen, Texas 78501
RE: Issuance of up to 1,376,226 shares of the Class A Voting Common Stock of
    Texas Regional Bancshares, Inc.

Gentlemen:

    We have acted as counsel for Texas Regional Bancshares, Inc. ("Texas Regional"), a Texas corporation, in connection with a proposed registration by Texas Regional with the Securities and Exchange Commission on a Form S-4 Registration Statement (the "Registration Statement") under the Securities Act of 1933, as amended, of up to 1,376,226 shares of Texas Regional's Class A Voting Common Stock (the "Shares"), to the shareholders of Riverway Holdings, Inc. ("Riverway") in exchange for all of the outstanding capital stock of Riverway, pursuant to an Agreement and Plan of Reorganization by and between Texas Regional and Riverway (the "Agreement"). The Shares are to be issued in connection with the proposed merger of Riverway with and into Texas Regional's wholly-owned subsidiary, Texas Regional Delaware, Inc.

    Before rendering this opinion, we have examined such corporate and other documents, and such questions of law, as we have considered necessary and appropriate for the purposes of this opinion, and have relied, as to factual matters, on certificates and other statements of officers of Texas Regional and others. Based upon the foregoing, we are of the opinion that the Shares of Texas Regional which will be issued in connection with the merger described in the Registration Statement will, upon consummation of the merger and issuance and delivery of such Shares to the Riverway Holdings, Inc., shareholders as described in the Agreement, be validly issued, fully paid and nonassessable; provided, however, that any such Shares as are held in escrow pursuant to the Holdback Escrow Agreement described in the Registration Statement will be subject to the terms and provisions of that agreement.

    We hereby consent to the use of our name in the Registration Statement and the filing of this opinion as an exhibit to the Registration Statement

                                                       Very truly yours,

                                                       ROGERS & WHITLEY, L.L.P.

                                                       By:          /s/ WILLIAM A. ROGERS, JR.
                                                            -----------------------------------------
                                                                 William A. Rogers, Jr., Partner

                              Exhibit 5.1--Page 1